Exhibit 10.48

November 13, 2023

JP Outfitters, Inc.

1111 Brickell Avenue Suite 1300

Miami, FL 33131

TA Outfitters, LLC

5345 Creek Road

Blue Ash, OH 45242

Ladies and Gentlemen:

Reference is made to the Financing Agreement entered into between us and each of you dated June 11, 2019, as amended or supplemented (the “Financing Agreement”). This letter confirms our agreement that the Financing Agreement shall terminate effective as of November 30, 2023, otherwise in accordance with its terms, including specifically, but not limited to, those provisions set forth in Section 10 of the Financing Agreement. In consideration of the foregoing, effective November 16, 2023, we will charge to your account with us, $3,125 representing a pro-rated facility fee for such partial period.

This letter is without waiver of any of the terms or our rights under the Financing Agreement, including our right to send you such a termination notice at any time.

Very truly yours,

ROSENTHAL & ROSENTHAL, INC.

By:	/s/ Thomas D. Lauria
Thomas D. Lauria, Executive Vice President

AGREED:

JP OUTFITTERS, LLC

By:	/s/ Sam Chung, Active CFO
Name:	Sam Chung, Active CFO
Title:	CFO

TA OUTFITTERS, LLC

By:	/s/ Arnold Cohen, Manager
Name:	Arnold Cohen, Manager
Title:	MD - JPO Outfitters

ROSENTHALINC.COM	1370 BROADWAY, NEW YORK, NY 10018	T: 212.356.140